Exhibit EX-99(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A in regards to GuideStone Funds International Equity Index Fund.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
May 27, 2015